Exhibit 32.1

CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Form 10-K of Circuit City Stores, Inc., a Virginia corporation, (the “Company”), for the year ended February 29, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Philip J. Schoonover, Chairman, President, and Chief Executive Officer of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge that:

(1).	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2).	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	April 28, 2008	By:	/s/ Philip J. Schoonover
Philip J. Schoonover
Chairman, President, and Chief Executive Officer